EXHIBIT 21


                  Subsidiaries of the Registrant


The following are subsidiaries of Crompton & Knowles Corporation:


Name                                   Place of Organization

CK Holding Corporation                       Delaware
Crompton & Knowles Canada Ltd.               Canada
Crompton & Knowles Colors Incorporated       Delaware
Crompton & Knowles Europe S.P.R.L.           Belgium
Crompton & Knowles (France) S.A.             France
Crompton & Knowles (Hong Kong) Ltd.          Hong Kong
Crompton & Knowles (Korea) Ltd.              Korea
Crompton & Knowles Services S.P.R.L.         Belgium
Crompton & Knowles (United Kingdom) Ltd.     United Kingdom
Davis-Standard Corporation                   Delaware
Davis-Standard (France) SARL                 France
ER-WE-PA Davis-Standard GmbH                 Germany
Gustafson, Inc.                              Minnesota
Gustafson International Company              Texas
Hannaford Seedmaster Services (Australia)
 Pty. Ltd.                                   Australia
Industrias Gustafson S.A. de C.V.            Mexico
Ingredient Technology Corporation            Delaware
Inmobiliaria Huilquimex, S.A. de C.V.        Mexico
Interbel Trading, Inc.                       Florida
Lokar Enterprises, Inc.                      Delaware
Naugatuck Treatment Company                  Connecticut
Novaquim Holding S.A. de C.V.                Mexico
Novaquim S.A. de C.V.                        Mexico
Rubicon Inc.                                 Louisiana
TOA Uni Chemicals Ltd.                       Thailand
TOA Uni Chemical Manufacturing Ltd.          Thailand
Trace Chemicals Inc.                         Nevada
Unicorb Limited                              England
Unikor Chemical Inc.                         Korea
Uniroyal Chemical Asia, Ltd.                 Delaware
Uniroyal Chemical Asia Pte. Ltd.             Singapore
Uniroyal Chemical B.V.                       The Netherlands
Uniroyal Chemical Brazil Holding, Inc.       Delaware
Uniroyal Chemical Co./Cie.                   Canada
Uniroyal Chemical Company, Inc.              New Jersey
Uniroyal Chemical Company Limited            Bahamas/Delaware
Uniroyal Chemical Corporation                Delaware
Uniroyal Chemical European Holdings B.V.     The Netherlands


(Continued)

The following are subsidiaries of Crompton & Knowles Corporation:


Uniroyal Chemical Export Limited             Delaware
Uniroyal Chemical Holdings B.V.              The Netherlands
Uniroyal Chemical International Company      Texas
Uniroyal Chemical International Sales Corp.  Barbados
Uniroyal Chemical Investments Ltd.           Canada
Uniroyal Chemical Leasing Company, Inc.      Delaware
Uniroyal Chemical Limited                    Bahamas/Delaware
Uniroyal Chemical Limited                    Scotland
Uniroyal Chemical Netherlands B.V.           The Netherlands
Uniroyal Chemical Overseas B.V.              The Netherlands
Uniroyal Chemical Partipacoes Ltda.          Brazil
Uniroyal Chemical (Proprietary) Limited      South Africa
Uniroyal Chemical Pty. Ltd.                  Australia
Uniroyal Chemical S.A.                       Spain
Uniroyal Chemical S.A.R.L.                   Switzerland
Uniroyal Chemical Taiwan Ltd.                Taiwan
Uniroyal Chemical Technology B.V.            The Netherlands
Uniroyal Chimica Srl                         Italy
Uniroyal Quimica S.A.                        Brazil
Uniroyal Quimica Sociedad Anonima Comerciale
 Industrial                                  Argentina
9056-0921 Quebec Inc.                        Canada